Exhibit 5.1

[Letterhead of Manatt, Phelps & Phillips, LLP]

June 27, 2006

Pacific Capital Bancorp

1021 Anacapa Street

Santa Barbara, CA 93101

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Pacific Capital Bancorp, a California corporation (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering from time to time by the Company of debt securities (the “Debt Securities”) as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), on terms to be determined at the time of such offering. The Debt Securities will be issued pursuant to an indenture governing senior debt securities (the “Indenture”), between the Company and Wilmington Trust Company, as trustee.

We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances. We have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity and competency to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had the authority to sign in such capacity, (vi) all documents reviewed by us are binding on all persons (other than the Company) signing such documents, and

695 Town Center Drive, 14th Floor, Costa Mesa, California 92626  Telephone: 714.371.2500  Fax: 714.371.2550

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Pacific Capital Bancorp

June 27, 2006

(vii) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, qualifications and limitations contained herein and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that when:

(a) the issuance of the Debt Securities has been duly authorized by appropriate corporate action,

(b) the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture and the applicable definitive purchase, underwriting or similar agreement duly approved by the board of directors of the Company,

(c) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and

(d) the Debt Securities have been issued and sold as contemplated by and in accordance with the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then, the Debt Securities will evidence the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms applicable thereto, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion concerning the validity or enforceability of indemnification, exculpation or contribution provisions to the extent that such provisions may be held unenforceable as contrary to public policy.

This opinion is limited to the current laws of the State of California and the State of New York, to present judicial interpretations thereof and to facts as they presently exist, and we disclaim any obligation to advise you of facts, circumstances, events or developments which

Pacific Capital Bancorp

June 27, 2006

hereafter may be brought to our attention which may alter, affect or modify the opinion set forth herein. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Debt Securities.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name on the cover of the Registration Statement and under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP